EXHIBIT 99.1

Fastenal Company Announces Conference Call to Review 2012 Third Quarter Earnings

WINONA, Minn., Oct. 4, 2012 (GLOBE NEWSWIRE) -- Fastenal Company (Nasdaq:FAST) announced the date and time for their conference call to review 2012 third quarter results, as well as current operations. The conference call will be broadcast live over the Internet on Thursday, October 11, 2012 at 9:00 a.m. Central Time.

To access the call, please visit the following Web address:

http://investor.fastenal.com/events.cfm

An online archive of the broadcast will be available within one hour of the conclusion of the call and will be available until December 1, 2012. Participants must have a soundcard and speakers to listen to the online broadcast.

Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; metals, alloys and materials; and office supplies.

Fastenal operates approximately 2,600 stores located primarily in North America with additional locations in Asia, Europe, and Central and South America. The Company operates 14 distribution centers; eleven in the United States - Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina, Kansas, and three outside the United States - Ontario, Canada; Alberta, Canada; and Nuevo Leon, Mexico.

Additional information regarding Fastenal is available on the Fastenal Company World Wide Web site at www.fastenal.com. FAST-G

The Fastenal Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6432

CONTACT: Sheryl Lisowski, Controller  507.453.8550